THE SECURITIES TO WHICH THIS AGREEMENT AND PLAN OF MERGER RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made effective as of the 7th of January, 2008

AMONG:

ACTIGA CORPORATION (f/k/a Puppy Zone Enterprise, Inc.), a publicly held Nevada corporation

(“AC”)

AND:

QMOTIONS, INC., a privately held, California C-Corporation

(“QMotions”)

AND:

QMOTIONS ACQUISITION CORP., a privately held, California corporation

(“AC Sub”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF QMOTIONS AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(“Shareholders”)

WHEREAS:

A. AC Sub is a wholly-owned subsidiary of Actiga;

B. The board of directors of each of Actiga and QMotions deem it advisable and in the best interests of their respective companies and shareholders that QMotions be merged with and into AC Sub, with QMotions remaining as the surviving corporation under the name "QMotions, Inc.";

C. The boards of directors of each of Actiga, AC Sub and QMotions have approved this Agreement and Plan of Merger (the “Agreement”) and the transactions contemplated hereby; and

D. The stockholders of QMotions and AC Sub have approved this agreement (the “Agreement”) and the transactions contemplated hereby.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. DEFINITIONS

1.1 Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” means this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)	“Applicable Securities Legislation” means all applicable securities legislation in all jurisdictions relevant to the issuance of the Actiga Shares and Actiga Options;

(c)

“Closing” means the completion of the Transaction, in accordance with Section 8 hereof, at which time the Closing Documents will be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(d)	“Closing Date” means January 31, 2008, or a date mutually agreed upon by the parties hereto;

(e)	“Closing Documents” means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(f)

“Loss” means any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Actiga or QMotions including damages for lost profits or lost business opportunities.

(g)	“Optionholders” has the meaning ascribed to it in Section 7.2(q);

(h)	“QMotions” has the meaning ascribed to it in the preamble to this Agreement;

(i)	“QMotions Common Stock” has the meaning ascribed to it in Section 3.3;

(j)

“QMotions Shares” means the 202.972 shares of QMotions Common Stock held by the Shareholders, being all of the issued and outstanding common shares of QMotions beneficially held, either directly or indirectly, by the Shareholders;

(k)	“Actiga” has the meaning ascribed to it in the preamble to this Agreement;

(l)	“Actiga Shares” means up to 25,230,000 fully paid and non-assessable common shares of Actiga to be issued to the Shareholders on the Closing Date;

(m)	“Actiga Options” – means those options to be issued to the Optionholders pursuant to 7.2(q) hereof to purchase an aggregate of 3,770,000 shares of Actiga common stock.

(n)	“SEC” means the United States Securities and Exchange Commission;

(o)	“Shareholders” has the meaning ascribed to it in the preamble to this Agreement;

(p)

“Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

(q)

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(r)	“Transaction” means the merger of AC Sub into QMotions and the issuance of the Actiga Shares to the Shareholders;

(s)	“1933 Act” means the United States Securities Act of 1933, as amended;

(t)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended; and,

(u)	“SEC Reports” means the periodic and current reports filed by Actiga with the SEC pursuant to the 1934 Act.

(v)	Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	-	Shareholders
Schedule 2	-	Directors and Officers of Qmotions
Schedule 3	-	Directors and Officers of Actiga
Schedule 4	-	Actiga Liabilities
Schedule 5	-	QMotions Leases, Subleases, Claims, Capital
Expenditures, Taxes and Other Property Interests
Schedule 6	-	QMotions Material Contracts and Liabilities
Schedule 7	-	Certificate of U.S. Shareholder
Schedule 8	-	QMotions Employees and Consultants
Schedule 9		Trademarks and Patents

1.2 Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2. BASIC TRANSACTION

2.1 Merger. On and subject to the terms and conditions of this Agreement, AC Sub will merge with and into QMotions (the “Merger”) at the Effective Time (as defined below). QMotions shall be the corporation surviving the Merger (the “Surviving Corporation”). Actiga agrees to issue the Actiga Options to the Optionholders in accordance with the procedures set forth in Section 7.2(q) .

2.2 Effect of Merger.

(a)

General. The Merger shall become effective on the date and at the time (the “Effective Time”) QMotions and AC Sub file the Certificate of Merger with the State of California. The Merger shall have the effect set forth in the California Corporations Code. Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either QMotions or AC Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

(b)

Certificate of Incorporation. The Certificate of Incorporation of Surviving Corporation shall be the Amended and Restated Certificate of Incorporation of QMotions immediately prior to the Effective Time.

(c)	Bylaws. The Bylaws of Surviving Corporation shall be the Bylaws of QMotions immediately prior to the Effective Time.

(d)

Directors and Officers. The directors and officers of QMotions shall be and remain the directors and officers of Surviving Corporation at and as of the Effective Time, each holding the office with the Surviving Corporation that he or she held with QMotions immediately prior to the Effective Time.

(e)

Conversion of Securities. At and as of the Effective Time, the QMotions Shares shall be converted into the right to receive Actiga Shares (for each QMotions Shareholder a fractional share resulting from conversion of its aggregate holdings will be rounded up to the nearest whole share) which Actiga Shares will be issued to the Shareholders. No QMotions securities shall be deemed to be outstanding or to have any rights other than those described and provided for in this Section 2 at and after the Effective Time.

(f)

Termination of Options to Purchase QMotions Shares. At and as of the Effective Time, each outstanding option or right to purchase or acquire any securities of QMotions to which QMotions is a party shall terminate and no longer represent any right to purchase any securities of QMotions, Actiga or AC Sub.

(g)

Conversion of AC Sub Securities. At and as of the Effective Time, all AC Sub Securities shall be converted into 1,000 shares of common stock of the Surviving Corporation, as such are constituted immediately following the Effective Time, and shall be registered in the name of Actiga Corporation.

(h)

Dissenting Shares. Each outstanding QMotions share, the holder of which has not approved the Transaction or executed this Agreement and demanded and perfected its demand for payment of the fair value of its shares in accordance with the California

Corporations Code (“Appraisal Rights”) and has not effectively withdrawn or lost its right to such payment (“Dissenting Shares”) shall not be converted into or represent a right to receive Actiga Shares pursuant to Section 2.2(e) hereof, and the holder thereof shall be entitled only to such rights as are granted by the Appraisal Rights. Each holder of Dissenting Shares who becomes entitled to payment for its QMotions Shares pursuant to Appraisal Rights shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights).

(i)

Effect of Merger. On the Effective Date, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of QMotions and AC Sub; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of QMotions or AC Sub on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in QMotions or AC Sub, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of QMotions and AC Sub shall be preserved unimpaired, and all liens upon the property of QMotions and AC Sub shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

2.3 Procedure for Exchange of Shares. Immediately after the Effective Time, Actiga shall mail or cause to be mailed by certified mail to the former QMotions Shareholders (excluding the holders of Dissenting Shares) at their addresses as they appear on the books and records of QMotions a letter of transmittal for the QMotions Shareholders to use in surrendering the certificates representing their QMotions Shares in exchange for certificates representing the Actiga Shares to which they are entitled pursuant to the conversion under Section 2.2(e) hereof. The Actiga Shares issued to the former QMotions Shareholders shall be, as of the Effective Time, fully paid and non-assessable and shall be issued pursuant to a safe harbor from the prospectus and registration requirements of the 1933 Act. The Shareholders and Optionholders agree to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Legislation. All certificates representing the Actiga Shares issued on Closing, as well as the Actiga Options and shares of common stock underlying the Actiga Options, when issued, will be endorsed with restrictive legends substantially in the same form as the following legend pursuant to the 1933 Act, in order to reflect the fact that these are restricted securities and will be issued to the Shareholders and Optionholders pursuant to a safe harbor from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Each Shareholder and Optionholder agrees to fill in and execute an Accredited Investor Certificate in the form attached as Schedule 7 to this Agreement, and agrees that the representations set out in such schedule as executed by the Shareholders and Optionholders will be true and correct as of the Closing Date.

2.4 Restricted Shares. QMotions, the Shareholders and the Optionholders acknowledge that the Actiga Shares and the Actiga Options (as well as the underlying shares of Actiga common stock) issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Legislation and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all Applicable Securities Legislation. Each Shareholder and Optionholder agrees that he has been given an opportunity to seek and obtain independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under U.S. or other Applicable Securities Legislation generally. Actiga has not undertaken, and will have no obligation, to register any of the Actiga Shares, the Actiga Options, and the shares of common stock underlying the Actiga Options under the 1933 Act.

2.5 Exemptions. The Shareholders and Optionholders acknowledge that Actiga has advised such Shareholders and Optionholders that Actiga is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Legislation, and, as a consequence, the Shareholders and Optionholders will not be entitled to certain protections, rights and remedies available under Applicable Securities Legislation, including statutory rights of rescission or damages, and the Shareholders and Optionholders will not receive information that would otherwise be required to be provided to the Shareholders and Optionholders pursuant to Applicable Securities Legislation.

3. REPRESENTATIONS AND WARRANTIES OF QMOTIONS

Except as set forth in the disclosure schedules to be delivered to Actiga by QMotions on the date hereof (which disclosure schedules will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3), and except as disclosed in the Financial Statements for the periods ended September 30, 2007, and December 31 2006 (“QM Financial Statements”) QMotions represents and warrants to Actiga, and acknowledges that Actiga is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Actiga, as follows:

3.1 Organization and Good Standing. QMotions is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

3.2 Authority. QMotions has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “QMotions Documents”) to be signed by QMotions and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the QMotions Documents by QMotions and the consummation of the transactions contemplated hereby have been duly authorized by QMotions’s board of directors. No other corporate or shareholder proceedings on the part of QMotions is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other QMotions Documents when executed and delivered by QMotions will be, duly executed and delivered by QMotions and this Agreement is, and the other QMotions Documents when executed and delivered by QMotions as contemplated hereby will be, valid and binding obligations of QMotions enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3 Capitalization of QMotions. The entire authorized capital stock and other equity securities of QMotions consists of 10,000 shares of common no par value stock (the “QMotions Common Stock”). There are 146.178 shares of QMotions Common Stock issued and outstanding as of the date of this Agreement and options to purchase 30.329 shares of QMotions Common Stock. All of the issued and outstanding shares of QMotions Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the general corporate laws of the State of California and its articles and bylaws. There are no agreements to which QMotions is a party purporting to restrict the transfer of the QMotions Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the QMotions Common Stock, except the Buy/Sell Agreement, dated January 1, 2004, by and among QMotions, and the shareholders named therein, the Shareholders’ Management Agreement dated January 1, 2004, as amended, the Stock Restriction Agreements by and between QMotions and each of its shareholders and the Phantom Stock Agreement.

3.4 Shareholders of QMotions Common Stock. The Shareholders, as listed in Schedule 1 to this Agreement, are the only registered holders of the QMotions Shares.

3.5 Directors and Officers of QMotions. The duly elected or appointed directors and officers of QMotions are as set out in Schedule 2 to this Agreement.

3.6 Wholly-Owned Subsidiary. QMotions has no wholly-owned subsidiaries.

3.7 Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of QMotions under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to QMotions, or any of its material property or assets;

(b)	violate any provision of the articles or bylaws of QMotions; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to QMotions or any of its material property or assets.

3.8 Actions and Proceedings. To the best knowledge of QMotions, there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting

QMotions or which involves any of the business, or the properties or assets of QMotions that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of QMotions taken as a whole (a “QMotions Material Adverse Effect”).

3.9 Compliance.

(a)

To the best knowledge of QMotions, QMotions is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of QMotions;

(b)

To the best knowledge of QMotions, it is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a QMotions Material Adverse Effect; and

(c)

To the best knowledge of QMotions, it has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. QMotions has not received any notice of any violation thereof, nor is QMotions aware of any valid basis therefore.

3.10 Filings, Consents and Approvals. To the best knowledge of QMotions, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by QMotions of the Transaction contemplated by this Agreement or to enable QMotions to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11 Absence of Undisclosed Liabilities. Except as disclosed in this Agreement or in the QM Financial Statements, QMotions does not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $50,000, which have not heretofore been paid or discharged.

For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.12 Absence of Changes. Except as disclosed in this Agreement, in Schedule 6 or in the QM Financial Statements, since September 30, 2007, QMotions has not:

(a)

failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of QMotions to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever other than with Marquette Finance;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business (for the purposes herein, Actiga acknowledges certain unsold inventory may be returned to QMotions by its client QVC as in the ordinary course of their business relationship);

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled other than to increase salaries of certain employees to market rates in accordance to the projections previously provided Actiga by QMotions; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.13 Personal Property. QMotions possess, and has good and marketable title of all property necessary for the continued operation of the business of QMotions and as presently conducted and as represented to Actiga. All such property is used in the business of QMotions. All such property is in reasonably good operating condition, and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by QMotions are owned by QMotions free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6 to this Agreement.

3.14 Intellectual Property. QMotions does not have any intellectual property other as disclosed on Schedule 9.

3.15 Real Property. QMotions does not own any real property but has a month to month lease on its office space. Each of the leases, subleases, claims, capital expenditures, Taxes or other real property interests (collectively, the “Leases”) to which QMotions is a party or is bound, as set out in Schedule 6 to this Agreement, is legal, valid, binding, enforceable and in full force and effect in all material respects. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms on the Closing Date. QMotions has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.16 Material Contracts and Transactions. Schedule 6 to this Agreement lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which QMotions is a party (each, a “Contract”). Subject to Section 6.2(p) hereof, the continuation and validity of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.17 Certain Transactions. QMotions is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.18 No Brokers. QMotions has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement, although QMotions has an agreement with Alexander Dunham for Capital Raising Services and M&A consulting.

3.19 Completeness of Disclosure. No representation or warranty by QMotions in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Actiga pursuant hereto contains or will contain any untrue statement of a material fact.

3.20 Financial Condition. QMotions has delivered unaudited financial information to Actiga regarding its operations for the year ended December 31, 2006 and the nine months ended September 30, 2007, which information is true in all material respects.

4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS & OPTIONHOLDERS

Each of the Shareholders and Optionholders (the “Securityholders”), where applicable, represent and warrant to Actiga and AC Sub, and acknowledges that Actiga and AC Sub are relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Actiga or AC Sub, as follows:

(a)

Each Securityholder is the registered and beneficial owner of the number of QMotions Shares or Options listed next to his or her name in Schedule 1 to this Agreement and each Securityholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or business of QMotions;

(b)

Each Securityholder party to this Agreement has completed and executed an Accredited Investor Certificate in the form attached as Schedule 7 to this Agreement, and agrees that the representations set out in such schedule as executed by such Securityholder are true as of the date of this Agreement and will be true and correct as of the Closing Date;

(c)	Schedule 1 to this Agreement contains a true and complete list of each Securityholder’s name and address;

(d)

Immediately prior to and at the Closing, the Securityholder shall be the legal and beneficial owner of the number of QMotions Shares or Options listed next to his or her name in Schedule 1 to this Agreement and on the Closing Date, the Securityholder shall transfer to Actiga the QMotions Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(e)

There are no written instruments, buy-sell agreements, voting agreements or other agreements by and between or among the QMotions, the Securityholder or any other person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to QMotions Shares or the ownership thereof; and

(f)

Each of the Securityholders has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Securityholders hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by such party pursuant to the provisions hereof.

5. REPRESENTATIONS AND WARRANTIES OF ACTIGA AND AC SUB

Each of Actiga and AC Sub represent and warrant to QMotions and the Shareholders and acknowledges that QMotions and the Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of QMotions or the Shareholders, as follows:

5.1 Organization and Good Standing. Each of Actiga and AC Sub are duly incorporated, organized, validly existing and in good standing under the laws of the state of their respective incorporation, and have all requisite corporate power and authority to own, lease and to carry on their respective business as now being conducted.

5.2 Authority. Each of Actiga and AC Sub have all requisite corporate power and authority to consummate the Transaction and to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “AC Documents”) to be signed by each of Actiga and AC Sub and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the AC Documents by each of Actiga and AC Sub and the consummation by Actiga and AC Sub of the Transaction contemplated hereby have been duly authorized by their respective boards of directors and shareholders of AC Sub and no other corporate or shareholder proceedings on the part of Actiga or AC Sub is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other AC Documents when executed and delivered by each of Actiga and AC Sub as contemplated by this Agreement will be, duly executed and delivered by each of Actiga and AC Sub and this Agreement is, and the other AC Documents when executed and delivered by each of Actiga and AC Sub, as contemplated hereby will be, valid and binding obligations of Actiga and AC Sub, respectively, enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and,

(c)	as limited by public policy.

5.3 Private Placement. Concurrent with the closing of this Agreement, Actiga will conduct and complete a private placement for gross proceeds of $2,500,000 at a purchase price per unit of $1.25. Each unit will be comprised of one common share and one common share purchase warrant. Each common share purchase warrant will have an exercise price of no less than $1.50 per share and be exercisable for a period of two (2) years.

5.4 Maximum Liabilities. Immediately prior to Closing, Actiga will not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $40,000, which have not been paid or discharged at that time.

5.5 Capitalization of Actiga. The entire authorized capital stock and other equity securities of Actiga consist of 100,000,000 shares of common stock with a par value of $0.001 (the “Actiga Common Stock”). As of the date of this Agreement, there are 72,000,000 shares of Actiga Common Stock issued and outstanding. Actiga will have issued and outstanding no more than 46,230,000 shares of Actiga Common Stock immediately after the issuance of the Actiga Shares as contemplated by this Agreement and 2,000,000 common share purchase warrants sold in the private placement referred to in section 5.3 of this Agreement and 3,770,000 of Actiga Options. Neither Actiga nor any of its representatives have received any formal or informal notification from FINRA or other official party or representative that that Actiga common stock is not authorized (with or without the passage of time) for continued trading on the OTC Bulletin Board. A complete list of all persons or entities holding Actiga as shown on the stockholder records of Actiga is set forth in 5.5 of the Disclosure Schedule.

5.6 That all of the issued and outstanding shares of Actiga Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Other than the share issuances contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Actiga to issue any additional shares of Actiga Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Actiga any shares of Actiga Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Actiga Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Actiga Common Stock.

5.7 Directors and Officers of Actiga. The duly elected or appointed directors and the duly appointed officers of Actiga are as listed on Schedule 3 to this Agreement.

5.8 Corporate Records of Actiga. The corporate records of Actiga, as required to be maintained by it pursuant to the Nevada Corporations Code, are accurate, complete and current in all material respects, and the minute book of Actiga is, in all material respects, correct and contains all material records required by the laws of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Actiga.

5.9 Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Actiga under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Actiga or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Actiga; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Actiga or any of its material property or assets.

5.10 Validity of Actiga Shares and Actiga Options. The Actiga Shares and Actiga Options to be issued to the Shareholders and Optionholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable. The shares of Common Stock underlying the Actiga Options, when issued in accordance with the Actiga Options, will be duly and validly authorized and will be duly and validly issued, fully paid and non-assessable.

5.11 Actions and Proceedings. To the best knowledge of Actiga, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Actiga, threatened against Actiga which involves any of the business, or the properties or assets of Actiga that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Actiga taken as a whole (an “Actiga Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such an Actiga Material Adverse Effect.

5.12 Compliance.

(a)

To the best knowledge of Actiga, Actiga is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Actiga;

(b)

To the best knowledge of Actiga, Actiga is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute an Actiga Material Adverse Effect;

(c)

Actiga has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Actiga, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

Actiga has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Actiga has not received any notice of any violation thereof, nor is Actiga aware of any valid basis therefore.

5.13 Filings, Consents and Approvals. Actiga will conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority or other person that is necessary for the consummation by Actiga of the Transaction contemplated by this Agreement and to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

5.14 SEC Filings. Actiga has furnished or made available to QMotions and the Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Actiga with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Actiga SEC Documents”). Actiga has filed all SEC Reports required by it to be filed with the SEC and such reports filed in the 12-month period prior to the Closing Date have been filed timely or within any period of extension for filing allowed under applicable rules. As of their respective dates, the Actiga SEC Documents complied in all material respects with the applicable requirements and regulations of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Actiga SEC Documents. All filings by Actiga with the SEC have contained information which is true and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or which could have a material adverse effect on Actiga. Actiga is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and the regulations adopted thereunder.

5.15 Absence of Undisclosed Liabilities. Except as disclosed in this Agreement, Actiga does not have any material liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $5,000, which have not heretofore been paid or discharged.

5.16 Absence of Certain Changes or Events. Except as and to the extent disclosed in the Actiga SEC Documents, there has not been:

(a)	a Actiga Material Adverse Effect; or

(b)	any material change by Actiga in its accounting methods, principles or practices.

5.17 No Subsidiaries. Actiga does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

5.18 Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Actiga, except as disclosed in the Actiga SEC Documents.

5.19 Employees and Consultants. Actiga does not have any employees or consultants, except as disclosed in the Actiga SEC Documents.

5.20 Material Contracts and Transactions. There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Actiga is a party.

5.21 No Brokers. Actiga has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

5.22 Certain Transactions. Actiga is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

5.23 Completeness of Disclosure. No representation or warranty by Actiga in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to QMotions pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.24 Tax Matters.

(a)

Actiga has filed all Tax Returns that is was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Actiga (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where Actiga does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are not Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Actiga.

(b)

Actiga has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

5.25 SEC Comments. Except as provided to QMotions, Actiga has received no comments from SEC with respect to its SEC Reports filed with the SEC.

6. LOCK-UP AGREEMENT

Each of Steve Bajic, the sole director and officer of Actiga, the Optionholders, and the Shareholders (the “Undersigned”) hereby agrees, for the period commencing on the Closing Date and expiring on the first anniversary thereof (the “Lock-up Period”), to use their best efforts not to, directly or indirectly (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Actiga Shares acquired or acquirable by the Undersigned pursuant to the terms of this Agreement or any Actiga Shares previously acquired by the Undersigned, or (ii) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (i). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the Actiga Shares even if such Actiga Shares would be disposed of by someone other than the Undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Actiga Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Actiga Shares. ; provided, further however, that Amro Albanna may sell up to 25% of his shares in a private transaction during the Lock-up Period. Actiga and QMotions further agree during the Lock-Up Period that Actiga will register the Actiga Shares acquired or acquirable by the Undersigned pursuant to the terms of this Agreement pursuant to any registration statement on such form as Actiga may be eligible to use to register the resale of the Actiga Shares with the SEC.

7. CLOSING CONDITIONS

7.1 Conditions Precedent to Closing by Actiga. The obligation of Actiga to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction contemplated by this Agreement will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of Actiga and may be waived by Actiga in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of QMotions set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and QMotions will have delivered to Actiga a certificate dated as of the Closing Date, to the effect that the representations and warranties made by QMotions in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that QMotions and the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the QMotions Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Actiga, will have been executed and delivered to Actiga by QMotions.

(d)

Conversion of Loan. QMotions will have converted that certain loan (“Loan”) in the amount of $500,000 by Che Ming Chou to QMotions, which Loan was arranged by Actiga and evidenced by a Loan Agreement dated October 26, 2007, into 400,000 shares of Actiga, including 400,000 share purchase warrant exercisable at $1.50 per warrant effected simultaneously with the closing of the transaction described herein.

(e)	Secretary’s Certificate – QMotions. QMotions will have delivered to Actiga a certificate from the Secretary of QMotions attaching:

(i) a copy of QMotions’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and,

(ii) copies of resolutions duly adopted by the board of directors of QMotions approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(f)

Third Party Consents. QMotions will have delivered to Actiga duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Actiga.

(g)	Regulatory Approvals and Consents. QMotions will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to Actiga.

(h)	No Material Adverse Change. No QMotions Material Adverse Effect will have occurred since the date of this Agreement.

(i)	No Action. No suit, action, or proceeding will be pending or threatened which would:

	(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or,

	(ii)	cause the Transaction to be rescinded following consummation.

(j)	Outstanding Shares. QMotions will have no more than 203 shares of QMotions Common Stock issued and outstanding on the Closing Date.

(k)

Due Diligence. As attested by written notice of satisfactory completion to QMotions from Actiga, Actiga and its solicitors will be reasonably satisfied with their due diligence investigation of QMotions that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

	(i)	materials, documents and information in the possession and control of QMotions or the Shareholders that are reasonably germane to the Transaction,

	(ii)	a physical inspection of the assets of QMotions by Actiga or its representatives, and,

	(iii)	title to the material assets of QMotions.

(l)	QMotions will have delivered substantive information about its assets and personnel satisfactory to Actiga for completion of its public disclosure of the Transaction details.

(m)

Compliance with Securities Laws. QMotions will have delivered evidence satisfactory to Actiga that the QMotions Shares issuable in the Transaction will be issuable without registration pursuant to the 1933 Act and the Applicable Securities Legislation in reliance on a safe harbor from the registration requirements of the 1933 Act and the Applicable Securities Legislation.

(n)

QMotions will have delivered its financial statements in US GAAP audited to December 31, 2006 and reviewed to September 30, 2007, which are materially in conformance with the unaudited information provided by QMotions to Actiga.

(o)	QMotions Debts. QMotions shall cause QMotions debt owed to Amro Albanna of $1,748,376.30 to be converted into 56.794 QMotions Shares at a pre-money valuation of $4,500,000.

7.2 Conditions Precedent to Closing by QMotions and the Shareholders. The obligation of QMotions and the Shareholders to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of QMotions and the Shareholders and may be waived by QMotions and the Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Actiga and AC Sub set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Actiga and AC Sub will have delivered to QMotions a certificate dated the Closing Date, to the effect that the representations and warranties made by Actiga and AC Sub in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Actiga is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Actiga and AC Sub must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Private Placement. Concurrent with the closing of this Agreement, Actiga will have conducted and completed private placement sales of units of its common stock at a purchase price per unit of approximately $1.25 for gross proceeds of $2,500,000. Each unit will be comprised of one common share and one common share purchase warrant. Each common share purchase warrant will have an exercise price of no less than $1.50 per share and be exercisable for a period of two (2) years.

(d)	Compliance. Upon the closing of this Agreement, Actiga will be in compliance with its reporting requirements under the 1934 Act.

(e)

Transaction Documents. This Agreement, the AC Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to QMotions, will have been executed and delivered to QMotions by Actiga and AC Sub.

(f)	Secretary’s Certificate - Actiga and AC Sub. Each of Actiga and AC Sub will have delivered to QMotions a certificate from their respective Secretary attaching:

	(i)	a copy of the articles of incorporation, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii)

copies of resolutions duly adopted by the boards of directors of Actiga and AC Sub and copies of consents of the shareholder of AC Sub approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(g)

Actiga and AC Sub shall have delivered to QMotions minutes of meetings, written consents or other evidence satisfactory to QMotions that the board of directors of Actiga and AC Sub have approved this Agreement and the Plan of Merger and Actiga, as sole stockholder of AC Sub, has approved the Plan of Merger and Certificate of Merger. On the Closing Date, Qmotions and AC Sub are taking all actions reasonably required to promptly file with the Secretary of State of the State of California the Certificate of Merger.

(h)	No Material Adverse Change. No Actiga Material Adverse Effect will have occurred since the date of this Agreement.

(i)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

	(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or

	(ii)	cause the Transaction to be rescinded following consummation.

(j)

Outstanding Shares. Actiga will have issued and outstanding no more than 50,000,000 shares of Actiga Common Stock immediately after the issuance of the Actiga Shares as contemplated by this Agreement and 2,000,000 common share purchase warrants sold in the private placement referred to in section 5.3 of this Agreement.

(k)	Regulatory Approvals and Consents. Actiga will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to QMotions.

(l)	Public Market. On the Closing Date, the shares of Actiga Common Stock will be quoted on the OTC Bulletin Board.

(m)

Due Diligence. As attested by written notice of satisfactory completion to Actiga from QMotions, QMotions and its accountants will be reasonably satisfied with their due diligence investigation and review of the Actiga SEC Documents, and the contents thereof, prepared in accordance with the United States generally accepted accounting principles applied in a manner consistent with prior periods.

(n)	Actiga Debts. Actiga will have provided evidence that it has satisfied or will otherwise provide for payment of all material debt on its books and accounts payable.

(o)	Assumption of Contracts

	(i)	Actiga will enter into a mutually agreeable form of assignment and assumption agreement with QMotion whereby it will assume all of QMotions’ obligations under each of:

		A.	The Employment Agreement, dated December 15, 2007, by and among QMotions and Dale Hutchins;

		B.	The Employment Agreement, dated December 15, 2007, by and among QMotions and Amro Albanna; and

(p)

Approval of Stock Incentive Plan. Actiga shall have adopted an incentive stock option plan providing for a reserve of at least 6,000,000 shares of Actiga common stock pursuant to which the Actiga Options shall be issued.

(q)	Issuance of Options

A.

Reference is made to that certain Phantom Stock Plan Restructuring Agreement by and among QMotions, Dale Hutchins, David Addington, and Xuejun Tan (collectively, the “Optionholders”). In lieu of QMotions obligation thereunder, Actiga shall issue the Actiga Options to the following individuals in the following amounts, with such Actiga Options carrying terms identical (subject to adjustment based on the same ratio that QMotions Shares are being exchanged for Actiga Shares) with the terms of the options held by the Optionholders.

a.	Dale Hutchins – 1,508,000

b.	David Addington – 1,508,000

c.	Xuejun Tan – 754,000

7.3 Notification of Financial Liabilities. QMotions will immediately notify Actiga in accordance with Section 11.6 hereof, if QMotions receives any advice or notification from its independent certified public accounts that QMotions has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of QMotions, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

7.4 Access and Investigation. Between the date of this Agreement and the Closing Date, QMotions, on the one hand, and Actiga, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

7.5 Confidentiality.

(a)

All information regarding the business of QMotions including, without limitation, financial information that QMotions provided to Actiga will be kept in strict confidence by Actiga and will not be given to any other person or party or used (except in connection with due diligence and except as required to file a news release and 8-K disclosure regarding the transaction to the public after the Closing), dealt with, exploited or commercialized by Actiga or disclosed to any third party (other than Actiga’s professional accounting and legal advisors) without the prior written consent of QMotions. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from QMotions, Actiga will immediately return to QMotions (or as directed by QMotions) any information received regarding QMotions’s business, including copies thereof. Likewise, all information regarding the business of Actiga including, without limitation, financial information that Actiga provides to QMotions during its due diligence investigation of Actiga will be kept in strict confidence by QMotions and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by QMotions or disclosed to any third party (other than QMotions’s professional accounting and legal advisors) without Actiga’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Actiga, QMotions will immediately return to Actiga (or as directed by Actiga) any information received regarding Actiga’s business. Each party will provide an affidavit to the other that all documents were returned.

(b)

Actiga and QMotions acknowledge and agree, subject to disclosure obligations under Applicable Securities Legislation or other laws or regulations, that neither party will make any public pronouncements concerning the terms of this Agreement without the express written consent of the other party, such consent will not be unreasonably withheld.

(c)

QMotions acknowledges and agrees to neither trade nor allow any of its employees or agents to trade in the securities of Actiga while in possession of material information about Actiga that has not been publicly disclosed.

(d)	Actiga acknowledges and agrees that it has previously executed a non-disclosure agreement with QMotions and that it will continue to be obligated by the terms of that non-disclosure agreement.

7.6 Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.7 Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, but in no event later than January 31, 2008, QMotions and Actiga will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of QMotions or Actiga, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

7.8 Conduct of QMotions and Actiga Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that Actiga otherwise consents in writing, QMotions will operate their respective business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that QMotions otherwise consents in writing, Actiga will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

7.9 Full Disclosure Requirement. QMotions acknowledges that Actiga is required to file with the SEC upon Closing a prospectus level disclosure document which includes discussion of all aspects of its business, financial affairs, risks and its management. QMotions and the Shareholders will cooperate fully in providing Actiga with all information and documentation reasonably requested.

7.10 Post Closing - Actiga. Actiga acknowledges that the Shareholders may require legal opinions on the removal of the restrictive legends on the share certificates pursuant to Rule 144 of the 1933 Act in order to sell their Actiga Shares in the future. When a Shareholder reasonably requests it of Actiga, Actiga will pay for an attorney of Actiga’s choice to supply the legal opinion the Shareholder and will cooperate fully in providing the Shareholders with all information and documentation reasonably requested.

7.11 Certain Acts Prohibited – QMotions. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, QMotions will not, without the prior written consent of Actiga:

(a)	amend its articles, bylaws or other incorporation documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of QMotions except in the ordinary course of business;

(c)	dispose of or contract to dispose of any QMotions property or assets, except in the ordinary course of business consistent with past practice;

(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the QMotions Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of the QMotions Common Stock;

(f)	split, combine or reclassify any QMotions Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of QMotions Common Stock; or,

(g)

materially increase benefits or compensation expenses of QMotions, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

7.12 Certain Acts Prohibited - Actiga. Between the date of this Agreement and the Closing Date, Actiga will not, without the prior written consent of QMotions:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Actiga except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Actiga property or assets except in the ordinary course of business consistent with past practice;

(c)

materially increase benefits or compensation expenses of Actiga, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person; or

(d)

issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock), of Company;

7.13 Public Announcements. Until the Closing Date, Actiga and QMotions each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. QMotions acknowledges that Actiga must comply with Applicable Securities Legislation requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist Actiga in meeting its obligations.

8. CLOSING

8.1 Closing. The Closing will take place on the Closing Date at the offices of the lawyers for Actiga or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for QMotions and Actiga, provided such undertakings are satisfactory to each party’s respective legal counsel.

8.2 Closing Deliveries of QMotions. At Closing, QMotions will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Actiga:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of QMotions evidencing approval of this Agreement and the Transaction and the requisite stockholder approval of the Transaction;

(b)	all certificates and other documents required by Section 7.1 of this Agreement;

(c)	a certificate of an officer of QMotions, dated as of Closing, certifying that:

(i) each respective covenant and obligation of QMotions has been complied with, and

(ii) each respective representation, warranty and covenant of QMotions is true and correct at the Closing as if made on and as of the Closing; and

(d)	the QMotions Documents and any other necessary documents, including the Certificate of Merger, each duly executed by QMotions, as required to give effect to the Transaction.

8.3 Closing Deliveries of Actiga and AC Sub. At Closing, Actiga and AC Sub will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to QMotions:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Actiga and AC Sub evidencing approval of this Agreement and the Transaction and the requisite stockholder approval of the Transaction;

(b)	the Actiga Options;

(c)	all certificates and other documents required by Section 7.2 of this Agreement;

(d)	a certificate of an officer of each of Actiga and AC Sub, dated as of Closing, certifying that:

(i) each covenant and obligation of Actiga and AC Sub, respectively has been complied with, and

(ii) each representation, warranty and covenant of Actiga and AC Sub, respectively, is true and correct at the Closing as if made on and as of the Closing; and

(e)	copies of resolutions of the board of directors of Actiga appointing Amro Albanna as Chief Executive Officer and Dale Hutchins as President of Actiga;

(f)	copies of resolutions of the board of directors of Actiga appointing Amro Albanna, Dale Hutchins, Randy Geissler and Steve Bajic as directors of Actiga;

(g)

copy of the Securities and Exchange Commission Form 14F-1 to be filed with the Securities and Exchange Commission on behalf of Actiga reflecting the applicable changes in the Company as a result of the transactions contemplated hereby.

(h)	the AC Documents and any other necessary documents, including the Certificate of Merger each duly executed by Actiga and AC Sub, as applicable, as required to give effect to the Transaction;

9. TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Actiga and QMotions;

(b)

Actiga, if there has been a material breach by QMotions or any Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of QMotions or any Shareholder that is not cured, to the reasonable satisfaction of Actiga, within ten business days after notice of such breach is given by Actiga (except that no cure period will be provided for a breach by QMotions or any Shareholders that by its nature cannot be cured);

(c)

QMotions, if there has been a material breach by Actiga of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Actiga that is not cured, to the reasonable satisfaction of QMotions, within ten business days after notice of such breach is given by QMotions (except that no cure period will be provided for a breach by Actiga that by its nature cannot be cured);

(d)	Actiga or QMotions, if the Transaction contemplated by this Agreement has not been consummated prior to February 28, 2008 unless Actiga and QMotions agree to extend such date in writing; or

(e)	Actiga or QMotions, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1 hereto:

(a)

This Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations; and,

(b)

QMotions will convert that certain loan (“Loan”) in the amount of $500,000 into shares of Actiga by Che Ming Chou to QMotions, which Loan was arranged by Actiga and evidenced by a Loan Agreement dated October 26, 2007 pursuant to the terms in Section 7.1(d).

10. INDEMNIFICATION, REMEDIES, SURVIVAL

10.1 Certain Definitions. For the purposes of this Section 10, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $5,000, but excluding any indirect, consequential or punitive damages suffered by Actiga or QMotions including damages for lost profits or lost business opportunities.

10.2 QMotions Indemnity. QMotions will indemnify, defend, and hold harmless Actiga and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Actiga and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of QMotions contained in or made pursuant to this Agreement, any QMotions Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)

the breach or partial breach by QMotions of any covenant or agreement of QMotions made in or pursuant to this Agreement, any QMotions Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3 Shareholder Indemnity. The Shareholders, severally and not jointly, will and do hereby indemnify, defend and hold harmless Actiga and AC Sub and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Actiga or AC Sub and their respective shareholders by reason of, resulting from, based upon or arising out of any breach by the Shareholders of Section 2.2 of this Agreement; or any misstatement, misrepresentation or breach of the representations and warranties made by the Shareholder contained in or made pursuant to the certificate set out in Schedule 7, as applicable, to this Agreement, executed by each Shareholder as part of this Agreement.

10.4 Actiga and AC Sub Indemnity. Each of Actiga and AC Sub will indemnify, defend, and hold harmless QMotions and the Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by QMotions and the Shareholders by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of Actiga or AC Sub, respectively contained in or made pursuant to this Agreement, any AC Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Actiga or AC Sub of any covenant or agreement of Actiga of AC Sub, respectively, made in or pursuant to this Agreement, any AC Document or any certificate or other instrument delivered pursuant to this Agreement.

11. GENERAL

11.1 Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until two (2) years after the Closing Date.

11.2 Further Assurances and Provision of Information. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. QMotions and the Shareholders agree to provide such information as requested by Actiga in a timely manner prior to closing, and allow Actiga and its representatives free access to all books, records, and other information of QMotions and to their personnel and advisors.

11.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.4 Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

11.5 Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.6 Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified by a party to the others from time to time for notice purposes. All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

11.7 Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.8 Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.9 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the express, written approval of the other parties to this Agreement, such approval will not be unreasonably withheld by any of the parties to this Agreement.

11.10 Force Majeure. The obligations of the parties and the timeframes established pursuant to this Agreement will be suspended to the extent and for the period that performance hereunder is prevented by factors beyond any of the parties’ reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of god, laws, regulations, orders, proclamations or requests of any governmental or regulatory authority, inability to obtain on reasonable terms required permits, licenses or other authorizations, or any other matter similar to the above.

11.11 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein and the courts thereof will have non-exclusive jurisdiction over any disputes relating hereto.

11.12 Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

11.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.14 Facsimile Execution. This Agreement may be executed by delivery of executed signature pages by fax or other electronic transmission and such fax or electronic execution will be effective for all purposes.

11.15 Independent Legal Advice. All Shareholders and Optionholders confirm that they have been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and do not rely on the representations of QMotions, Actiga, AC Sub or their respective advisors respecting the legal effects of this Agreement.

11.16 Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ACTIGA CORPORATION (a Nevada corporation)

By: /s/ Steve Bajic
Authorized Signatory
Name: Steve Bajic
Title: President, CFO
Treasurer and
Director

QMOTIONS, INC. (a private California C-corporation)

By: /s/ Amro Albanna
Authorized Signatory
Name: Amro Albanna
Title:

QMOTIONS ACQUISITON CORP. (a private California corporation)

By: /s/ Steve Bajic
Name: Steve Bajic
Title: President

With respect to Sections 4, 6 and 10.3 only.

SCHEDULE 1

TO THE AGREEMENT AND PLAN OF MERGER DATED JANUARY 7, 2008 AMONG
ACTIGA, QMOTIONS AND AC SUB

QMotions Shareholders

Column I	Column II	Column III	Column IV
Name and Address	Signature (approving Agreement and Plan of Merger)	Number of QMotions Shares held before Closing	Number of Actiga Shares to be received on Closing
Albanna Family Trust P.O. Box 5939 Riverside CA 92517	/s/ Amro Albanna	100	12,430,270
Randy Geissler 410 Brookwood Dr. Hudson, Wisc. 54016	/s/ Randy Geissler	17.647	2,193,570
Vaughn and Ann Bryan Revocable Trust 1900 Country Club Drive, Redlands, CA 92373	/s/ Vaughn and Ann Bryan	8.823	1,096,723
Lois Lauer, Inc. 1998 Orange Tree Lane, Redlands, CA 92374	/s/ Lois Lauer, Inc.	1.471	182,849
Financial 2000, Inc. 1998 Orange Tree Lane, Redlands, CA 92374	/s/ Financial 2000, Inc.	1.471	182,849
Michael R. Miller, D.D.S., Inc. Defined Benefit 2015B N. Waterman Ave. San Bernardino	/s/ Michael R. Miller, D.D.S., Inc.	2.941	365,574

Column I	Column II	Column III	Column IV
Name and Address	Signature (approving Agreement and Plan of Merger)	Number of QMotions Shares held before Closing	Number of Actiga Shares to be received on Closing
Toni Smith Martinez 1998 Orange Tree Lane, Redlands, CA 92374	/s/ Toni Smith Martinez	0.735	91,363
John Tillquist and Kristin Tillquist, Husband & Wife 6635 DE Grazia Road, Riverside CA 92506	/s/ John Tillquist and Kristin	1.471	182,849
Linda Lukman 3880 Emerald Estates Circle, Apopka, FL 32703	/s/ Linda Lukman	1.471	182,849
HiCare, Inc. (Dhillon) 6366 Hawarden Dr., Riverside CA 92506	/s/ HiCare, Inc. (Dhillon)	1.471	182,849
Stone Terrain, LLC (Nagappan) 5034 Humbolt CT., Riverside, CA 92507	/s/ Stone Terrain, LLC	1.471	182,849
Charles Schwab Roth Conversion IRA FBO Peter C. Parsons 6960 Magnolia Ave. Suite 200, Riverside, CA 92506	/s/ Peter C. Parsons	1.471	182,849

Charles Schwab IRA FBO Georg Decker 4649 Ninth Street, Riverside, CA 92501	/s/ Peter C. Parsons	1.471	182,849
Susan Leivas Sturner 6143 Century Hill Dr., Riverside, CA 92506	/s/ Susan Leivas Sturner	1.471	182,850
CyCam I, LLC 17717 Meadow Mist Ct., Riverside CA 92503	/s/ CyCam I, LLC	0.735	91,363
Russell Burch 10550 W. Alexaner, Las Vegas, NV 89129	/s/ Russell Burch	1.029	127,908
Stephen F. and Patricia O. Abbott 538 Alvarado St., Redlands, CA 92373	/s/ Stephen F. and Patricia O. Abbott	1.029	127,907
Albanna Family Trust For conversion of Amro’s note in the amount of $1,748,376.30 5902 Claridge Dr. Riverside, CA 92506	/s/ Amro Albanna	56.794	7,059,680
Total		202.972	25,230,000[1]

_______________________________
1 Excludes options to purchase 3,770,000 shares of Actiga Common Stock issuable pursuant to Section 7.2(q)

QMOTIONS SHAREHOLDERS TO RECEIVE OPTIONS PURSUANT TO SECTION 7.2(Q)

Column I	Column II	Column III	Column IV
Name and Address	Signature (approving Agreement and Plan of Merger)	Number of Options to Purchase QMotions’ Shares held before Closing	Number of Actiga Options to be issued upon Closing, each option exercisable for one share of Actiga.
Dale Hutchins 645 Solomons Island Rd. North, Suite #400 Prince Fredeick, MD 20678	/s/ Dale Hutchins	12.1316	1,508,000
David Addington 3474 Pear Blossom Lane Lake Elsinore, CA 92530	/s/ David Addington	12.1316	1,508,000
Tan Xuejan 1055 W. Blaine St, Apt#100 Riverside, CA 92507	/s/ Tan Xuejan	6.0658	754,000

SCHEDULE 2

TO THE AGREEMENT AND PLAN OF MERGER DATED JANUARY 7, 2008 AMONG ACTIGA, QMOTIONS AND AC SUB

Directors And Officers Of QMotions

Name and Positions held

Amro A. Albanna, Chairman & CEO
Dale L. Hutchins, President & Director
Randolph K. Geissler, Director

SCHEDULE 3

TO THE AGREEMENT AND PLAN OF MERGER DATED JANUARY 7, 2008 AMONG ACTIGA, QMOTIONS AND AC SUB

Directors And Officers Of Actiga

Name and Positions held

Steven Bajic – President, Chief Financial Officer, Secretary, Treasurer and director

SCHEDULE 4

TO THE AGREEMENT AND PLAN OF MERGER DATED JANUARY 7, 2008 AMONG ACTIGA, QMOTIONS AND AC SUB

Actiga Liabilities

1. Legal Fees as of December 5, 2007: US$7,603.83

2. Professional fees payable to independent auditing firm for preparation and audit of financial statements of Actiga, as of December 5, 2007: US$8,215

3. Transfer Agent Fees, as of December 5, 2007: $US238.20

4. Property Lease (attached)

SCHEDULE 5

TO THE AGREEMENT AND PLAN OF MERGER DATED JANUARY 7, 2008 AMONG ACTIGA, QMOTIONS AND AC SUB

QMotions Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests

Leases and Subleases: Nil

Claims: Nil

Capital Expenditures: Nil

Taxes: Nil

Property Interests: Nil

Equipment Leases: Nil

SCHEDULE 6

TO THE AGREEMENT AND PLAN OF MERGER DATED JANUARY 7, 2008 AMONG ACTIGA, QMOTIONS AND AC SUB

QMotions Material Contracts and Liabilities

Material Contracts:

Radio Shack, Vendor Agreement dated July 12, 2007
Radio Shack, Vendor Agreement, Amendment No.1 dated July 12, 2007
EH&P Investments AG, Convertible Debenture dated August 30, 2007
Grobstein, Horwath & Company LLP, Audit Engagement Letter dated September 25, 2007
Electronic Arts Inc., License and Distribution Agreement dated October 1, 2007
Schroepfer Wessels Jolesch LLC, Advertising Services Agreement dated October 17, 2007
Actiga Corporation, Letter of Intent to Acquire QMotions dated October 24, 2007
Che Ming Chou, Loan Agreement dated October 26, 2007
Employment Agreement by and among QMotions and Dale Hutchins Employment Agreement by and among QMotions and Amro Albanna
Phantom Stock Plan Restructuring Agreement by and among QMotions and certain individuals whose names appear thereon.
Registration Rights Agreement by and among QMotions, Inc., Dale Hutchins, David Addington, and Xuejun Tan

Liabilities:

1. Legal Fees, invoiced as of December 24, 2007 in the amount of $28,279.34

2. Professional fees invoiced as of December 24, 2007 in the amount of $15,000 payable to independent auditing firm for preparation and audit of financial statements of QMotions.

3. Promotional fees of $200,000 to RadioShack for a promotional/ Advertisement program to support the QMotions-Xboards.

SCHEDULE 7

TO THE AGREEMENT AND PLAN OF MERGER DATED JANUARY 7, 2008 AMONG ACTIGA, QMOTIONS AND THE SHAREHOLDERS OF QMOTIONS

Form of Certificate of U.S. Shareholder

In connection with the issuance of common stock (“Actiga Common Stock”) of Actiga Corporation., a Nevada corporation (“Actiga”), to the undersigned, pursuant to the Agreement and Plan of Merger dated January 7, 2008 (the “Agreement”), among Actiga, QMotions, Inc. (“QMotions”), and the Shareholders of QMotions as set out in the Agreement, the undersigned hereby agrees, represents and warrants that:

1. Actiga is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Shareholder contained in the Agreement and this Certificate, and the Shareholder will hold harmless Actiga from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Shareholder not being true and correct;

2. the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Actiga Common Stock and, with respect to applicable resale restrictions, is solely responsible (and Actiga is not in any way responsible) for compliance with applicable resale restrictions;

3. none of the Actiga Common Stock is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Actiga Common Stock will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Actiga on the OTC Bulletin Board;

4. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Actiga Common Stock;

5. the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

6. No person has made to the undersigned any written or oral representations: (i) that any person will resell or repurchase any of the Actiga Common Stock; (ii) that any person will refund the purchase price of any of the Actiga Common Stock; (iii) as to the future price or value of any of the Actiga Common Stock; or (iv) that any of the Actiga Common Stock will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Actiga Common Stock on any stock exchange or automated dealer quotation system, except the OTCBB.

The shareholder acknowledges and agrees that the shareholder may be required by Actiga to provide such additional documentation as may be reasonably required by Actiga and its legal counsel in determining the shareholder’s eligibility to acquire the Actiga Shares under the Applicable Securities Legislation.

7. The following Questionnaire is for use by each Shareholder who is a U.S. person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) is acquiring shares of Actiga Corporation (the “Company”). The purpose of this Questionnaire is to assure the Company that each Shareholder will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Actiga Common Stock will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Actiga Common Stock or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Shareholder agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The Shareholder covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Shareholder satisfies)

_______________	Category 1	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

_______________	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

_______________	Category 3	A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_______________	Category 4	A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

_______________	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

_______________	Category 6	A director or executive officer of the Company;

_______________	Category 7	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

_______________	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that prospective Shareholders claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Shareholder's status as an Accredited Investor.

If the Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

________________________________________________________________________

The Shareholder hereby certifies that the information contained in this Questionnaire is complete and accurate and the Shareholder will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Shareholder represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______day of ________________, 200_.

If a Corporation, Partnership or Other Entity:	If an Individual:

_______________________________________________________________________	_______________________________________________________________________
Print or Type Name of Entity	Signature

_______________________________________________________________________	_______________________________________________________________________
Signature of Authorized Signatory	Print or Type Name

_______________________________________________________________________	_______________________________________________________________________
Type of Entity	Social Security/Tax I.D. Number

SCHEDULE 8

TO THE AGREEMENT AND PLAN OF MERGER DATED JANUARY 7, 2008 AMONG ACTIGA, QMOTIONS AND AC SUB

QMotions Employees and Consultants

Employees:

Amro Albanna, CEO
Dale Hutchins, President
David Addington, CTO
Eman Albanna, Manager of Administration
Xuejun Tan, R&D Engineer
Michael Dunn, Operations Manager
Glenn Fonseca, Electro/Mechanical Technician
John Marshall, VP Sales & Marketing
Chris Spears, Director of Retail Sales
Loren Kaiser, VP of Business Development

Contractors:

Game Developer
WolfKo Productions, LLC
11271 SW Pintail Loop
Beaverton, OR 97007

Consultants:

Financial & Capital Raise
Alexander Dunham Capital Group, Inc.
350 S. Grand Ave. Suite 3580
Los Angeles, CA 90025

SCHEDULE 9

TO THE AGREEMENT AND PLAN OF MERGER DATED JANUARY 7, 2008 AMONG ACTIGA, QMOTIONS AND AC SUBPATENTS AND TRADEMAKS

QMOTIONS PATENTS

Updated: January 11, 2008

Title of Invention:	Country:	Status:	Application No.	Filing Date:
BASEBALL SIMULATION DEVICE	US	Published	11/326097	1/4/2006	-
BASEBALL SIMULATION DEVICE	US	Closed	60/641391	1/4/2005
BASEBALL SIMULATION DEVICE	WO	Published	PCT/US2005/047061	12/28/2005
BASEBALL SIMULATION DEVICE	TW	Pending	95100303	1/4/2006	-
SYSTEM AND METHOD FOR INTERFACING A SIMULATION DEVICE WITH A GAMING DEVICE (Claims directed to interfacing of a fitness device with a gaming device, and the general concept of over-riding controller signals.)	US	Pending	11/433066	5/12/2006	-
SYSTEM AND METHOD FOR INTERFACING A SIMULATION DEVICE WITH A GAMING DEVICE (Claims directed to the general over-riding feature, fitness device, and the board.)	US	Pending	11/433047	5/12/2006	-
SYSTEM AND METHOD FOR INTERFACING FITNESS DEVICE WITH GAMING DEVICE	US	Closed	60/681112	5/13/2005
INPUT SYSTEM AND METHOD	US	Published	10/741308	12/19/2003	-
INPUT SYSTEM AND METHOD	US	Published	10/957338	10/01/2004
INPUT SYSTEM AND METHOD	WO	Abandoned	PCT/US2004/032224	10/1/2004

6

INPUTS SYSTEM AND METHOD	TW	Pending	93130033	10/04/2004
SIMULATION DEVICE FOR BOARDING SPORT GAMES	US	Pending	60/771963	2/9/2006	-
GOLF TRAINING SIMULATION CONTROLLER DEVICE	US	Unfiled			-
SYSTEMS AND METHODS FOR WIRELESS SENSORS FOR ELECTRONIC GAMING	US	Pending	60/871,573	12/22/2006
SYSTEMS AND METHODS FOR USER MOVEMENT PATTERN RECOGNITION FOR ELECTRONIC GAMING	US	Unfiled
Wireless body-worn sensors (Undergoing conflict check as of 11-7- 06) for possible provisional application.

3600349:lw033007

7

QMOTIONS, INC.
LIST OF PENDING AND REGISTERED TRADEMARKS

U.S. Trademarks	Serial No.	Registration No.	Classes	Status
QMOTIONS	78730255	3148406	9, 28	Registered: 9/26/2006
QMOTIONS logo	78731067	3148426	9, 28	Registered: 9/26/2006
QMOTIONS- XBOARD	78837694		28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance Issued: 7/24/2007 First Request for Extension of Time to File a Statement of Use filed and approved.
QMOTIONS- XBOARD	78979482		9	Filing Date: 3/16/2006 Statement of Use Filed: 10/26/2007 Statement of Use accepted and approved for registration
QMOTIONS- FUNFITNESS	78837697		28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance issued: 7/24/2007

QMOTIONS, INC.
LIST OF PENDING AND REGISTERED TRADEMARKS

				First Request for Extension of Time to File Statement of Use has been filed and approved.
QMOTIONS- FUNFITNESS	78979483		9	Filing Date: 3/15/2006 Statement of Use Filed: 10/26/2007 Statement of Use accepted and approved for registration
QMOTIONS	78730255	3148406	9, 28	Registered: 9/26/2006
QMOTIONS logo	78731067	3148426	9, 28	Registered: 9/26/2006
QMOTIONS- XBOARD	78837694		28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance Issued: 7/24/2007 First Request for Extension of Time to File a Statement of Use filed and approved.
QMOTIONS- XBOARD	78979482		9	Filing Date: 3/16/2006 Statement of Use Filed: 10/26/2007

QMOTIONS, INC.
LIST OF PENDING AND REGISTERED TRADEMARKS

Statement of Use accepted and approved for registration
QMOTIONS- FUNFITNESS	78837697	28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance issued: 7/24/2007 First Request for Extension of Time to File Statement of Use has been filed and approved.

QMOTIONS, INC.
LIST OF PENDING AND REGISTERED TRADEMARKS

Community Trademarks	International Registration No.	Classes	Status
QMOTIONS	000892748	9, 28	Opposition Matter No. B 1130824 Pending Extension of Cooling- Off Period expires: 7/22/2009
QMOTIONS	000892749	9, 28	Opposition Matter No. B1130832 Pending Extension of Cooling- Off Period expires 7/22/2009